                                                                   Exhibit 4.4.3
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                         CHESAPEAKE ENERGY CORPORATION

                                      and

                    the Subsidiary Guarantors named herein

                   ----------------------------------------

                         8.375% SENIOR NOTES DUE 2008
                   ----------------------------------------

                              -------------------


                         THIRD SUPPLEMENTAL INDENTURE


                           DATED AS OF July 8, 2002

                              -------------------


                             THE BANK OF NEW YORK

                                  as Trustee

                              -------------------


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


      THIS THIRD SUPPLEMENTAL INDENTURE, dated as of July 8, 2002, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The Bank of New York, as Trustee.

                                   RECITALS

      WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of November 5, 2001 (the "Indenture"), pursuant to which the Company has originally issued $250,000,000 in principal amount of 8.375% Senior Notes due 2008 (the "Notes"); and

      WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture; and

      WHEREAS, the Board of Directors of the Company has designated Chesapeake Alpha Corp., Chesapeake Beta Corp., Chesapeake Delta Corp. and Chesapeake Sigma, L.P. as Restricted Subsidiaries of the Company and desires to add such entities as Subsidiary Guarantors under the Indenture; and

      WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

      NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1

      Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

      Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE 2

      From this date, in accordance with Section 10.03 and by executing this Third Supplemental Indenture, Chesapeake Alpha Corp., an Oklahoma corporation, Chesapeake Beta Corp., an Oklahoma corporation, Chesapeake Delta Corp. an Oklahoma corporation, and Chesapeake Sigma, L.P., an

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Oklahoma limited partnership, are subject to the provisions of the Indenture as
Subsidiary Guarantors to the extent provided for in Article Ten thereunder.

                                   ARTICLE 3

      Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

      Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

      Section 3.03. The Company hereby notifies the Trustee that Chesapeake Alpha Corp., Chesapeake Beta Corp., Chesapeake Delta Corp. and Chesapeake Sigma, L.P. have each been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

      Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE.

      Section 3.05. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                         [NEXT PAGE IS SIGNATURE PAGE]



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      IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed, all as of the date first written above.

                                     COMPANY:

                                     CHESAPEAKE ENERGY CORPORATION


                                     By /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                     Name: Aubrey K. McClendon
                                           ------------------------------------
                                     Title:Chief Executive Officer
                                           ------------------------------------


                                     SUBSIDIARY GUARANTORS:

                                     CARMEN ACQUISITION CORP.
                                     CHESAPEAKE ACQUISITION CORPORATION
                                     CHESAPEAKE ENERGY LOUISIANA
                                     CORPORATION
                                     CHESAPEAKE MOUNTAIN FRONT CORP.
                                     CHESAPEAKE OPERATING, INC.
                                     CHESAPEAKE ROYALTY COMPANY
                                     GOTHIC ENERGY CORPORATION
                                     GOTHIC PRODUCTION CORPORATION
                                     NOMAC DRILLING CORPORATION
                                     SAP ACQUISITION CORP.
                                     THE AMES COMPANY, INC.
                                     CHESAPEAKE KNAN ACQUISITION
                                     CORPORATION
                                     CHESAPEAKE FOCUS CORP.
                                     CHESAPEAKE ALPHA CORP.
                                     CHESAPEAKE BETA CORP.
                                     CHESAPEAKE DELTA CORP.


                                     By /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                     Name: Aubrey K. McClendon
                                           ------------------------------------
                                     Title:Chief Executive Officer
                                           ------------------------------------


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                                     CHESAPEAKE EXPLORATION LIMITED
                                     PARTNERSHIP
                                     CHESAPEAKE LOUISIANA, L.P.
                                     CHESAPEAKE PANHANDLE LIMITED
                                     PARTNERSHIP
                                     CHESAPEAKE-STAGHORN ACQUISITION L.P.
                                     CHESAPEAKE SIGMA, L.P.

                                     By:   Chesapeake Operating, Inc. as general
                                           partner of each representative entity


                                     By /s/ Aubrey K. McClendon
                                       ----------------------------------
                                     Name: Aubrey K. McClendon
                                           ------------------------------
                                     Title:Chief Executive Officer
                                           ------------------------------


                                     TRUSTEE:

                                     THE BANK OF NEW YORK, as Trustee


                                     By /s/ Louis P. Young
                                       --------------------------------------
                                     Name: Louis P. Young
                                          -----------------------------------
                                     Title: Vice President
                                           ----------------------------------


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